                               AMENDMENT NO. 1 TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 18th day of December by the Trustees hereunder.

         WHEREAS, on March 9, 1998 the Trustees executed an amendment and restatement of the Agreement and Declaration of Trust originally executed on the
8th day of November, 1984.

         AND WHEREAS, the Board of Trustees have adopted a Plan of Liquidation to liquidate the Target 2000 Fund (the "Fund") and rescind the establishment and designation of the Fund,

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Target Maturities Trust (the "Trust") to add
a new series maturing in the year 2030 designated as Target 2030 Fund, and

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended as of December 18, 2000, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
18th day of December, 2000.

TRUSTEES OF THE AMERICAN CENTURY TARGET MATURITIES TRUST

/*/ Albert A. Eisenstat                                 /*/ Kenneth E. Scott
----------------------------------------                --------------------
Albert A. Eisenstat                                     Kenneth E. Scott

/*/ Ronald J. Gilson                                    /*/ James E. Stowers III
----------------------------------------                ------------------------
Ronald J. Gilson                                        James E. Stowers III

/*/ William M. Lyons                                    /*/ Jeanne D. Wohlers
----------------------------------------                ---------------------
William M. Lyons                                        Jeanne D. Wohlers

/*/ Myron S. Scholes
Myron S. Scholes

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

         Series                          Class            Date of Establishment

         Target 2005 Fund                Investor                 11/8/1984
                                         Advisor                   8/1/1997

         Target 2010 Fund                Investor                 11/8/1984
                                         Advisor                   8/1/1997

         Target 2015 Fund                Investor                  9/1/1986
                                         Advisor                   8/1/1997

         Target 2020 Fund                Investor                12/29/1989
                                         Advisor                   8/1/1997

         Target 2025 Fund                Investor                 2/16/1996
                                         Advisor                   8/1/1997

         Target 2030 Fund                Investor                12/18/2000
                                         Advisor                 12/18/2000

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.